UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

March 28, 2008

GOLDEN SPIRIT ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

         Delaware                       000-26101                          52-2132622

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

382 52 Ave., Pointe-Calumet, Quebec, Canada                            J0N 1G4

       (Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code:

(514) 688-3289

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada      V6E 4R8

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01_Entry into a Material Definitive Agreement

On March 28, 2008, the Registrant signed an agreement with Eneco Industries Ltd., a British Columbia Corporation.

Recitals

The Registrant is desirous of forming a renewable energy company that will take majority interest in a series of Municipal Solid Waste fueled Recycling and Resource Recovery Plants designed by EnEco Industries Ltd.

EnEco Industries Ltd.is a company with proprietary technology that promotes recycling and converts municipal waste and biomass into energy.

General Terms

Golden Spirit, through a subsidiary, represents that it will raise the necessary preliminary funding required to initiate and develop a Municipal Solid Waste fueled Recycling and Resource Plant designed by Eneco Industries Ltd.

This Definitive Agreement between the Registrant and EnEco Industries Ltd.summarizes their mutual interest in forming a joint-venture, licensing agreement utilizing EnEco’s technology to develop a municipal solid waste recycling and biomass derived renewable energy facility

Purpose

The Registrant will develop and operate an EnEco solid waste recycling and biomass derived renewable energy facility with greenhouse and algae subsystems that will utilize EnEco’s Thermal Oxidation Process System (TOPS) technology to generate electricity for sale to the British Columbia Power Grid.

SECTION 9.  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description

-----------     --------------------------

10.01

     Eneco Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Golden Spirit Enterprises Ltd.

/s/: Robert Klein

DATED:  April 1, 2008

By: Robert Klein, President